CUSIP NO. 78464R105                 SCHEDULE 13G                   Page 13 of 14
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                                    EXHIBIT 2
                                 TO SCHEDULE 13G
                       GAP COINVESTMENT PARTNERS II, L.P.
                                3 Pickwick Plaza
                               Greenwich, CT 06830

                                                                 January 4, 2005

                                POWER OF ATTORNEY

The undersigned, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Partnership"), by its Managing General Partner, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments (including, without limitation, all documents and instruments necessary or required to open and close accounts with commercial banking and investment banking institutions and all documents and instruments necessary or required in connection with the settlement of any securities trading) and to make any governmental filings on behalf of the Partnership, in each case as fully to all intents and purposes as a General Partner of the Partnership might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on January 6, 2006.

                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Steven A. Denning
                                        Managing General Partner


STATE OF CONNECTICUT  )
                      : ss.
COUNTY OF FAIRFIELD   )

On the 4th day of January 2005, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.



     /s/ Natalie J. Wagner
-----------------------------
         Notary Public